Exhibit 99.1

Terra Industries Inc. 600 Fourth Street P.O. Box 6000 Sioux City, IA 51102-6000 Telephone: (712) 277-1340 Telefax: (712) 277-7383 www.terraindustries.com

NEWS

For immediate release	Contact: Joe A. Ewing
(712) 277-7305
jewing@terraindustries.com

Terra Industries Inc. Resumes Yazoo City Ammonia Production

Sioux City, Iowa (September 12, 2005)—Terra Industries Inc. (NYSE: TRA) announced today that it has resumed ammonia production at its Yazoo City, Miss., nitrogen products manufacturing facility. Terra had idled ammonia production at the facility on August 31, 2005, due to an interruption in its natural gas supply.

The Yazoo City facility has the capacity to produce annually 500,000 tons of ammonia, most of which is upgraded into ammonium nitrate (AN) and urea ammonium nitrate solutions (UAN).

About Terra

Terra Industries Inc., with 2004 pro forma revenues of $1.9 billion including the Mississippi Chemical acquisition, is a leading international producer of nitrogen products.

Forward-looking statements

This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.’s most recent report on Form 10-K and Terra Industries Inc.’s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Note:	Terra Industries’ news announcements are also available on its website,
www.terraindustries.com.